UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 30, 2006

PANAMSAT HOLDING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32456	20-1728720
(Commission File Number)	(IRS Employer Identification No.)

20 Westport Road, Wilton, Connecticut 06897
(Address of Principal Executive Offices) (Zip Code)

(203) 210-8000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01             Regulation FD Disclosure.

On May 30, 2006, PanAmSat Holding Corporation (the “Company”) issued a press release announcing the commencement of an offer to purchase and consent solicitation for any and all of its outstanding 10 3/8% Senior Discount Notes due 2014. A copy of the press release relating to such announcement, dated May 30, 2006, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In addition, attached hereto as Exhibit 99.2 and incorporated by reference herein is a presentation of certain information about the Company and the acquisition of the Company by Intelsat Bermuda, a subsidiary of Intelsat, Ltd., and related transactions contained in the Company’s offer to purchase dated May 30, 2006.

ITEM 9.01             Exhibits

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release, dated May 30, 2006.*
99.2	Supplemental Regulation FD Disclosure of PanAmSat Holding Corporation dated May 30, 2006.*

* These exhibits are furnished by the Company and are not “filed” for purposes of Section 18 of the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANAMSAT HOLDING CORPORATION
(Registrant)

Date: May 31, 2006

/s/ James W. Cuminale
Name: James W. Cuminale
Title: Executive Vice President, Corporate Development,
General Counsel and Secretary